SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-K



                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



    Date of report (Date of earliest event reported)        November 11, 1998
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                               UNOCAL CORPORATION
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             (Exact name of registrant as specified in its charter)



                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)



    1-8483                                   95-3825062
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(Commission File Number)                (I.R.S. Employer Identification No.)



2141 Rosecrans Avenue, Suite 4000, El Segundo, California         90245
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(Address of Principal Executive Offices)                       (Zip Code)



                                 (310) 726-7600
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              (Registrant's Telephone Number, Including Area Code)

Item 5.           Other Events.

Unocal Corporation announced that it expects to reduce capital expenditures by 30 to 40 percent in 1999 from the expected 1998 level. In addition, the company is targeting cash expense reductions of $150 million, of which about $100 million has already been identified. Unocal's challenge in the near-term is to deliver earnings, maintain production and keep a manageable level of debt while funding key growth projects in a world of depressed commodity prices.

The company expects its 1999 capital expenditures to approximate $1 billion to $1.2 billion, which is in line with anticipated cash flow based on continued low commodity prices. The capital spending reduction will come from deferring company-wide expenditures on lower-return projects and suspending activities in non-core areas. The level of spending in 1998 for some projects, such as the Gulf of Mexico OCS lease sales that established Spirit Energy 76's major deepwater land position, will not be matched in 1999.

Targeted cash expense reductions for next year will be through elimination of certain project development costs, substantial savings on production and operating expenses, lower exploration expense and reduced administrative and general expense.

The company will continue to focus on the key high-value growth areas of Indonesia, Thailand, the Gulf of Mexico, South and Southeast Asia, and the Southern Cone of Latin America. In addition, the company is looking to acquire low-priced assets, but only if they enhance Unocal's existing portfolio and add value immediately. Unocal plans to withdraw from or suspend various projects in areas with either lower returns, heightened political risk or unacceptable payout timelines.

The company is targeting 1999 net worldwide oil and gas production to exceed 1998's estimated production of 485,000 barrels of oil equivalent per day. The 1999 production target has been lowered from previous estimates because of the company's plan to tie capital spending to anticipated cash flow as a guard against increasing debt. Achieving the 1999 production target will be dependent on market conditions in Asia, particularly Thailand.

Forward-looking statements and estimates regarding capital expenditures, business expenses, and production and operating results set forth above are based on assumptions concerning market, competitive, regulatory, environmental, operational and other considerations. Actual results could differ materially.

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
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.




                                            UNOCAL CORPORATION
                                               (Registrant)





Date:  November 16, 1998                     By:   /s/ JOE D. CECIL
------------------------                     -----------------------------------
                                                  Joe D. Cecil
                                                  Vice President and Comptroller

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